Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2023 Financial Results

August 30, 2022 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI vision silicon company, today announced financial results for its second quarter of fiscal year 2023 ended July 31, 2022.

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Revenue for the second quarter of fiscal 2023 was $80.9 million, up 2% from $79.3 million in the same period in fiscal 2022. For the six months ended July 31, 2022, revenue was $171.2 million, up 15% from $149.5 million for the six months ended July 31, 2021.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2023 was 63.1%, compared with 62.3% for the same period in fiscal 2022. For the six months ended July 31, 2022, GAAP gross margin was 62.9%, compared with 62.3% for the six months ended July 31, 2021.

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GAAP net loss for the second quarter of fiscal 2023 was $23.7 million, or loss per diluted ordinary share of $0.62, compared with GAAP net loss of $7.2 million, or loss per diluted ordinary share of $0.20, for the same period in fiscal 2022. GAAP net loss for the six months ended July 31, 2022 was $34.5 million, or loss per diluted ordinary share of $0.91. This compares with GAAP net loss of $18.0 million, or loss per diluted ordinary share of $0.50, for the six months ended July 31, 2021.

Financial results on a non-GAAP basis for the second quarter of fiscal 2023 are as follows:

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Gross margin on a non-GAAP basis for the second quarter of fiscal 2023 was 64.5%, compared with 62.8% for the same period in fiscal 2022. For the six months ended July 31, 2022, non-GAAP gross margin was 64.2%, compared with 62.8% for the six months ended July 31, 2021.

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Non-GAAP net income for the second quarter of fiscal 2023 was $7.6 million, or earnings per diluted ordinary share of $0.20. This compares with non-GAAP net income of $13.1 million, or earnings per diluted ordinary share of $0.35, for the same period in fiscal 2022. Non-GAAP net income for the six months ended July 31, 2022 was $24.7 million, or earnings per diluted ordinary share of $0.63. This compares with non-GAAP net income of $22.1 million, or earnings per diluted ordinary share of $0.58, for the six months ended July 31, 2021.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2023, ending October 31, 2022:

•	Revenue is expected to be between $81.0 million to $85.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 63.0% and 64.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $44.0 million and $46.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second quarter of fiscal 2023 was $197.9 million, compared with $200.6 million at the end of the prior quarter and $449.2 million at the end of the same quarter a year ago. Ambarella fully liquidated its debt security investments by the end of the third quarter of fiscal 2022 to finance the acquisition of Oculii Corp. During Q2 the company resumed its investment in debt securities.

“Computer vision (“CV”) revenue increased significantly year-over-year in Q2 and our cumulative CV shipments now exceed 10 million SoCs, including more than 20% shipped into the automotive market. Significant milestones were achieved in the quarter; we provided in-person demonstrations of CV3, our central domain controller for mobility applications, with the full functionality demonstrated across multiple live cameras. The superior efficiency and scalability were clearly recognized and well received. We are also proud that CV5, our first 5nm processor, entered mass production in Q2, ahead of expectations,” said Fermi Wang, President and CEO. “Q2 results were as expected; we absorbed the worst of the China lockdown and the 14nm shortage, while our customers’ kitting challenges remained persistent.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Brian White, Chief Financial Officer, to discuss the second quarter of fiscal year 2023 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image processing and powerful deep neural network processing to enable intelligent perception, fusion and central processing systems to extract valuable data from high-resolution video and radar streams. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the third quarter of fiscal year 2023 ending October 31, 2022, and the comments of our CEO relating to supply-chain challenges faced by the Company and potential customer acceptance of our CV3 and CV5 SoCs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including possible trade tariffs and restrictions; supply chain challenges in the semiconductor industry and markets we serve; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for computer vision applications; our ability to introduce new and enhanced solutions; our ability to gain customer acceptance of our new SoC solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2022 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2022 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2023, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2023, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue	$80,884	$79,327	$171,189	$149,460
Cost of revenue	29,820	29,908	63,578	56,276

Gross profit	51,064	49,419	107,611	93,184

Operating expenses:
Research and development	52,338	39,558	99,028	77,432
Selling, general and administrative	18,914	15,821	39,269	31,848

Total operating expenses	71,252	55,379	138,297	109,280
Loss from operations	(20,188)	(5,960)	(30,686)	(16,096)
Other income (expense), net	(26)	218	60	811

Loss before income taxes	(20,214)	(5,742)	(30,626)	(15,285)
Provision for income taxes	3,436	1,414	3,846	2,689

Net loss	$(23,650)	$(7,156)	$(34,472)	$(17,974)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.62)	$(0.20)	$(0.91)	$(0.50)

Diluted	$(0.62)	$(0.20)	$(0.91)	$(0.50)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	38,258,341	36,442,536	37,986,839	36,191,420

Diluted	38,258,341	36,442,536	37,986,839	36,191,420

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$362	$359	$711	$682
Research and development	17,883	11,525	35,034	22,719
Selling, general and administrative	8,664	7,488	18,205	14,813

Total stock-based compensation	$26,909	$19,372	$53,950	$38,214

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$—	$1,514	$—
Research and development	—	—	—	—
Selling, general and administrative	522	—	1,058	—

Total acquisition-related costs	$1,279	$—	$2,572	$—

The difference between GAAP and non-GAAP gross margin was 1.4% and 0.5%, or $1.1 million and $0.4 million, for the three months ended July 31, 2022 and July 31, 2021, respectively. The difference between GAAP and non-GAAP gross margin was 1.3% and 0.5%, or $2.2 million and $0.7 million, for the six months ended July 31, 2022 and July 31, 2021, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

	(unaudited)
GAAP net loss	$(23,650)	$(7,156)	$(34,472)	$(17,974)
Non-GAAP adjustments:
Stock-based compensation expense	26,909	19,372	53,950	38,214
Acquisition-related costs	1,279	—	2,572	—
Income tax effect	3,075	932	2,629	1,831

Non-GAAP net income	$7,613	$13,148	$24,679	$22,071

GAAP - diluted weighted average shares	38,258,341	36,442,536	37,986,839	36,191,420
Non-GAAP - diluted weighted average shares	38,809,422	38,044,906	38,905,976	38,063,110
GAAP - diluted net loss per share	$(0.62)	$(0.20)	$(0.91)	$(0.50)
Non-GAAP adjustments:
Stock-based compensation expense	0.71	0.53	1.42	1.06
Acquisition-related costs	0.03	—	0.07	—
Income tax effect	0.08	0.03	0.07	0.05
Effect of Non-GAAP - diluted weighted average shares	—	(0.01)	(0.02)	(0.03)
Non-GAAP - diluted net income per share	$0.20	$0.35	$0.63	$0.58

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$194,944	$171,043
Marketable debt securities	2,970	—
Accounts receivable, net	37,698	44,307
Inventories	40,103	45,219
Restricted cash	10	10
Prepaid expenses and other current assets	7,138	6,169

Total current assets	282,863	266,748
Property and equipment, net	10,443	10,134
Deferred tax assets, non-current	14,159	15,340
Intangible assets, net	49,563	46,302
Operating lease right-of-use assets, net	10,263	11,127
Goodwill	303,625	303,625
Other non-current assets	3,504	4,269

Total assets	$674,420	$657,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	22,074	31,170
Accrued and other current liabilities	48,396	52,064
Operating lease liabilities, current	3,506	3,391
Income taxes payable	3,110	1,245
Deferred revenue, current	457	1,414

Total current liabilities	77,543	89,284
Operating lease liabilities, non-current	7,024	8,322
Other long-term liabilities	11,742	12,763

Total liabilities	96,309	110,369

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	17	17
Additional paid-in capital	512,696	447,287
Accumulated other comprehensive loss	(2)	—
Retained earnings	65,400	99,872

Total shareholders’ equity	578,111	547,176

Total liabilities and shareholders’ equity	$674,420	$657,545

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com